                                                                    EXHIBIT 4.12

================================================================================


                      GREAT WESTERN FINANCIAL CORPORATION


                                       TO


                   HARRIS TRUST AND SAVINGS BANK, as Trustee

                             ---------------------

                         SECOND SUPPLEMENTAL INDENTURE


                           dated as of         , 1995
                                       --------

                             ---------------------

                             % Subordinated Deferrable
                         ----
                            Interest Notes Due 2025


================================================================================

                               Table of Contents


                                                                            Page
                                                                            ----
                                   ARTICLE I
                                  Definitions.............................  2

Section 1.1.  Definition of Terms.........................................  2
              -------------------


                                  ARTICLE II
                   General Terms and Conditions of the Notes..............  3


Section 2.1.  Designation and Principal Amount............................  3
              --------------------------------

Section 2.2.  Maturity....................................................  3
              --------

Section 2.3.  Form and Payment............................................  4
              ----------------

Section 2.4.  Global Note.................................................  5
              -----------

Section 2.5.  Interest....................................................  6
              --------

                                  ARTICLE III
                            Redemption of the Notes.......................  8

Section 3.1.  Tax Event Redemption........................................  8
              --------------------

Section 3.2.  Regulatory Redemption Event.................................  9
              ---------------------------

Section 3.3.  Optional Redemption by Company..............................  9
              ------------------------------

Section 3.4   Clean Up Redemption by the Company.......................... 10
              ----------------------------------

Section 3.5   Redemption Procedures....................................... 10
              ---------------------

Section 3.6.  No Sinking Fund............................................. 10
              ---------------

                                   ARTICLE IV
                     Extension of Interest Payment Period................. 10

Section 4.1.  Extension of Interest Payment Period........................ 10
              ------------------------------------

Section 4.2.  Notice of Extension......................................... 11
              -------------------

                                   ARTICLE V
                                   Expenses............................... 11

Section 5.1.  Payment of Expenses......................................... 11
              -------------------

                                   ARTICLE VI
                                 Subordination............................ 12

Section 6.1.  Agreement to Subordinate.................................... 12
              ------------------------

                                  ARTICLE VII
                              CONVERSION OF NOTES.......................... 12

Section 7.1.  Conversion Privilege......................................... 12
              --------------------

Section 7.2.  Exercise of Retention Privilege.............................. 13
              -------------------------------

                                  ARTICLE VIII
                                   Covenants............................... 13

Section 8.1.  Listing on an Exchange....................................... 13
              ----------------------

Section 8.2.  Notification of Regulatory Event............................. 14
              --------------------------------

Section 8.3   Limitation on Dividends; Transactions with Affiliates........ 14
              -----------------------------------------------------

Section 8.4   Covenants as to the Trust.................................... 15
              -------------------------

                                   ARTICLE IX
                               Events of Default........................... 15

Section 9.1.  Events of Default............................................ 15
              -----------------

                                   ARTICLE X
                                 Form of Note.............................. 15

Section 10.1. Form of Note................................................. 15
              ------------

                                   ARTICLE XI
                            Original Issue of Notes........................ 23

Section 11.1. Original Issue of Notes...................................... 23
              -----------------------

                                  ARTICLE XII
                                 Miscellaneous............................. 23

Section 12.1.  Ratification of Indenture................................... 23
               -------------------------

Section 12.2.  Trustee Not Responsible for Recitals........................ 23
               ------------------------------------

Section 12.3.  Governing Law............................................... 23
               -------------

Section 12.4.  Separability................................................ 23
               ------------

Section 12.5.  Counterparts................................................ 24
               ------------

Section 12.6.  Third Party Beneficiaries................................... 24
               -------------------------

     SECOND SUPPLEMENTAL INDENTURE, dated as of               , 1995 (the
                                                --------------
"Second Supplemental Indenture"), between Great Western Financial Corporation, a Delaware corporation (the "Company"), Harris Trust and Savings Bank, as trustee (the "Trustee") under the Indenture dated as of September 12, 1990, as amended and supplemented by the First Supplemental Indenture, dated as of April 30, 1993, between the Company and the Trustee (the "Indenture").

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured and subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as
its "    % Subordinated Deferrable Interest Notes due 2025" (the "Notes"), the
     ----
form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

     WHEREAS, Great Western Financial Trust I, a Delaware statutory business
trust (the "Trust"), has offered to the public $[      ] aggregate liquidation
amount of its     % Trust Originated Preferred Securities (the "Preferred
              ----
Securities"), representing undivided beneficial interests in the assets of the
Trust and proposes to invest the proceeds from such offering in $[      ]
aggregate principal amount of the Notes; and

     WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

     NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I
                                  Definitions

Section 1.1.  Definition of Terms.
              -------------------

     Unless the context otherwise requires:

     (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

     (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

     (c)  the singular includes the plural and vice versa;

     (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

     (e) headings are for convenience of reference only and do not affect interpretation;

     (f) for purposes of the Notes only, the following terms have the meanings given to them in the Declaration notwithstanding a contrary definition in the Indenture: (i) Business Day; (ii) Common Securities; (iii) Delaware Trustee; (iv) Depositary; (v) Dissolution Tax Opinion; (vi) Ministerial Action; (vii) No Recognition Opinion; (viii) Preferred Securities Guarantee; (ix) Property Trustee; (x) Redemption Tax Opinion; (xi) Regular Trustees; (xii) Regulatory Event; (xiii) Regulatory Redemption Event; (xiv) Special Event; (xv) Trust Securities; and (xvi) Tax Event; and

     (g) the following terms have the meanings given to them in this Section 1.1(g):

     "Additional Interest" has the meaning given such term in Section 2.5(c).

     "Compounded Interest" has the meaning given such term in Section 4.1.

     "Coupon Rate" has the meaning given such term in Section 2.5.

     "Deferred Interest" means Additional Interest and Compounded Interest.

     "Declaration" means the Amended and Restated Declaration of Trust of the
Trust dated             , 1995.
            ------------

     "Depositary Shares" means the Depositary Shares of the Company, $25.00 liquidation preference per share, each representing a one-tenth interest in a
share of    % Cumulative
         ---

Preferred Stock of the Company, $250 liquidation preference per share (the "Cumulative Preferred"). The rights and preferences of the Cumulative Preferred are as established in the Certificate of Designations of Rights and Preferences of Preferred Stock filed with the Secretary of State of the State of Delaware on
       , 1995.
-------

     "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event or as a result of a Regulatory Event, the Trust is to be dissolved in accordance with the Declaration, and the Notes held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Declaration.

     "Extended Maturity Date" means, if the Company elects to extend the Maturity Date in accordance with Section 2.2(b), the date selected by the
Company which is after the Stated Maturity Date but before               , 2044.
                                                           --------------

     "Extended Interest Payment Period" has the meaning given such term in
Section 4.1.

     "Global Note" has the meaning given such term in Section 2.4(a)(i).

     "Maturity Date" means the date on which the Notes mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon, including Deferred Interest, if any.

     "Non Book-Entry Preferred Securities" has the meaning given such term in
Section 2.4(a)(ii).

     "Redemption Price," for purposes of the Notes, has the meaning given such term in Section 3.1(b).

                                   ARTICLE II
                   General Terms and Conditions of the Notes

Section 2.1.  Designation and Principal Amount.
              --------------------------------

     There is hereby authorized a series of Debt Securities designated the "   %
                                                                            ---
Subordinated Deferrable Interest Notes due 2025", limited in aggregate principal
amount to $[      million], which amount shall be as set forth in any written
Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Indenture.

Section 2.2.  Maturity.
              --------

     (a)   The Maturity Date will be either:

           (i)                     , 2025; or
               --------------------

          (ii) if the Company elects to extend the Maturity Date beyond
                               , 2025 in accordance with Section 2.2(b), the
               ----------------
               Extended Maturity Date;

     (b)  the Company may at any time before the day which is 90 days before
                      , 2025, elect to extend the Maturity Date only once to the
          ------------
          Extended Maturity Date, provided that the following conditions in this
                                  -------- ----
          Section 2.2(b) are satisfied both at the date the Company gives notice in accordance with Section 2.2(c) of its election to extend the
          Maturity Date and at           , 2025:
                               ----------

          (i)   the Company is not in bankruptcy or otherwise insolvent;

          (ii) the Company is not in default on any Notes issued to the Trust or any trustee of the Trust or to any trust or trustee of the Trust in connection with the issuance of Trust Securities by the Trust;

          (iii) the Company has made timely payments on the Notes for the immediately preceding 18 months without deferrals;

          (iv) the Trust is not in arrears on payments of Distributions on the Trust Securities issued by it; and

          (v) the Notes are rated in one of the four highest rating categories by any one of Standard & Poor's Corporation, Moody's Investors Service, Inc., Fitch Investor Services, Duff & Phelps Credit Rating Company or any other nationally recognized statistical rating organization; and

     (c)  if the Company elects to extend the Maturity Date in accordance with
          Section 2.2(b), the Company shall give notice to Holders of the Notes, the Property Trustee, the Trust and the Trustee of the extension of the Maturity Date and the Extended Maturity Date at least 90 days
          before               , 2025.
                 --------------

Section 2.3.  Form and Payment.
              ----------------

     Except as provided in Section 2.4, the Notes shall be issued as Registered Debt Securities in fully registered certificated form without interest coupons. So long as the Holder of any Notes is the Property Trustee, the payment of the principal of and interest, including Deferred Interest, if any, on such Notes held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

Section 2.4.  Global Note.
              -----------

     (a)  In connection with a Dissolution Event:

          (i) the Notes in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more global Notes in an aggregate principal amount equal to all Outstanding Notes (a "Global Note") to be registered in the name of the Depositary, or its nominee, and delivered by the Trustee to or for the account of the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Regular Trustees. The Company upon any such presentation shall execute a Global Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. Payments on the Notes issued as a Global Note will be made to the Depositary; and

          (ii) if any Preferred Securities are held in non book-entry certificated form, the Notes in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Depositary or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Notes presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Debt Securities Registrar for transfer or reissuance at which time such Preferred Security Certificates will be cancelled and a Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate cancelled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture. On issue of such Notes, Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

     (b) A Global Note may be transferred, in whole but not in part only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

     (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to the Indenture, the Trustee will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. In addition, the Company may at any time determine that the Notes shall no longer be represented by a Global Note. In such event the Company will execute and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver the Notes in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Note in exchange for such Global Note. Upon the exchange of the Global Note for such Notes in definitive registered form without coupons, in authorized denominations, the Global Note shall be cancelled by the Trustee. Such Notes in definitive registered form issued in exchange for the Global Note shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Depositary for delivery to the Persons in whose names such Notes are so registered.

Section 2.5.  Interest.
              --------

     (a)  Each Note will bear interest at the rate of    % per annum (the
                                                      ---
          "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article Four of this Second Supplemental Indenture) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date",
          commencing on               , 1995), to the Person in whose name such
                        --------------
          Note or any predecessor Note is registered, at the close of business on the regular record date for such interest installment, which, in respect of any Notes of which the Property Trustee is the Holder of or a Global Note, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if the Preferred Securities are no longer in book-entry only form or if pursuant to the Indenture the Notes are not represented by a Global Note, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day before an Interest Payment Date.

     (b) Notwithstanding the foregoing, upon the occurrence of a Regulatory Event, for a period of 90 days following written notice to the Trustee of the occurrence of a Regulatory Event, the Company may elect to
          reduce the annual interest rate on the Notes to     % per annum,
                                                          ----
          effective for all periods on and after the date of distribution of the Notes to holders of Preferred Securities pursuant to a Dissolution Event; provided, however, that if the Company has elected to defer payments of interest as set forth in Article IV, all deferred interest payments and accrued interest thereon shall be paid before the distribution of the Notes to holder of Preferred Securities. On and after the effective date of such reduction, the term "Coupon Rate"
          shall mean    % per annum and all references to the Notes herein shall
                     ---
          be to Notes with the revised Coupon Rate for all periods on and after the date of distribution of the Notes to holders of Preferred Securities pursuant to a Dissolution Event.

     (c) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, notwithstanding the provisions of Section 113 of the Indenture, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

     (d) If at any time while the Property Trustee is the Holder of any Notes, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional Interest") on the Notes held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.


                                  ARTICLE III
                            Redemption of the Notes

Section 3.1.  Tax Event Redemption.
              --------------------

     If a Tax Event has occurred and is continuing and:

     (a)  the Company has received a Redemption Tax Opinion; or

     (b) after receiving a Dissolution Tax Opinion, the Regular Trustees shall have been informed by tax counsel rendering the Dissolution Tax Opinion that a No Recognition Opinion cannot be delivered to the Trust, then, notwithstanding Section 3.3(a) but subject to Section 3.1(c), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Notes to redeem the Notes in whole or in part for cash within 90 days following the occurrence of such Tax Event (the "90-Day Period"), provided that, if at the time there is available to the Company the opportunity to eliminate, within the 90-Day Period, the Tax Event by taking some Ministerial Action, the Company shall pursue such Ministerial Action in lieu of redemption, and provided, further, that the Company shall have no right to redeem the Notes while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. A redemption price equal to 100% of the principal amount of the Notes redeemed plus any accrued and unpaid interest thereon to the date of redemption plus Additional and Compounded Interest, if any (the "Redemption Price"), shall be paid.

Section 3.2.  Regulatory Redemption Event.
              ---------------------------

          If a Regulatory Redemption Event has occurred, for a period of 90 days following written notice to the Trustee of the occurrence of a Regulatory Redemption Event, the Company shall have the right to redeem the Notes in whole at the Redemption Price.

Section 3.3.  Optional Redemption by Company.
              ------------------------------

          Subject to the provisions of Section 3.5(b) and to the provisions of Article Eleven of the Indenture, except as otherwise may be specified in this Second Supplemental Indenture, the Company shall have the right to redeem the Notes, in whole or in part, from time to time, on
          or after               , 2000, at the Redemption Price.
                   --------------

Section 3.4   Clean Up Redemption by the Company.
              -----------------------------------

     If (i) a Regulatory Event has occurred and Notes with a reduced Coupon Rate have been distributed to holders of Preferred Securities as contemplated by
Section 2.5(b) hereof and (ii) immediately after such distribution $___________ or less of aggregate principal amount of Notes remain outstanding, the Company shall have the right to redeem the Notes in whole at the Redemption Price at any time during the period from the Interest Payment Date on which such Notes were distributed to holders of Preferred Securities to and including the next succeeding Interest Payment Date.

Section 3.5   Redemption Procedures.
              ----------------------

     (a) Any redemption pursuant to this Article III will be made upon not less than 30 nor more than 60 days' notice to the Holder of the Notes at the Redemption Price. If the Notes are only partially redeemed, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that, if at the time of redemption the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Holder of Notes to be redeemed. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m. on the date such Redemption Price is to be paid.

     (b) If a partial redemption of the Notes would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Notes in whole.

Section 3.6.  No Sinking Fund.
              ---------------

     The Notes are not entitled to the benefit of any sinking fund.


                                   ARTICLE IV
                      Extension of Interest Payment Period

Section 4.1.  Extension of Interest Payment Period.
              ------------------------------------

     The Company shall have the right, at any time during the term of the Notes, from time to time, to defer payments of interest by extending the interest payment period of such Notes for up to 20 consecutive quarters (the "Extended Interest Payment Period"). To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment Period the Company shall pay all interest accrued and unpaid on the Notes, including any Deferred Interest that shall be payable, to the Holders of the Notes in whose names the Notes are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period as if no Extended Interest Payment Period had previously been declared, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except at the end thereof.

Section 4.2.  Notice of Extension.
              -------------------

     (a) If the Property Trustee is the only registered Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Regular Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (a) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable, or (b) the date the Trust is required to give notice of the record date or the date such Distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

     (b) If the Property Trustee is not the only Holder of the Notes at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Notes and the Trustee written notice of its selection of such Extended Interest Payment Period 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Notes.

     (c)  The quarter in which any notice is given pursuant to paragraphs (a) or
          (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under Section 4.1.


                                   ARTICLE V
                                    Expenses

Section 5.1.  Payment of Expenses.
              -------------------

     In connection with the offering, sale and issuance of the Notes to the Property Trustee in connection with the sale of the Trust Securities by the Trust, and in connection with the maintenance of the Trust for so long as the Trust Securities are outstanding, the Company shall:

     (a) pay all costs and expenses relating to the offering, sale and issuance of the Notes, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 607 of the Indenture;

     (b) pay all debts and obligations of the Trust (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Regular Trustees, the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses or printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

     (c) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust; and

     (d) pay any and all fees and expenses related to the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities.


                                   ARTICLE VI
                                 Subordination

Section 6.1.  Agreement to Subordinate.
              ------------------------

     The Company covenants and agrees, and each Holder of Notes issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of Article THIRTEEN of the Indenture; and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.


                                  ARTICLE VII
                              CONVERSION OF NOTES

Section 7.1.  Conversion Privilege.
              --------------------

     If the Company has elected to adjust the annual interest rate on the Notes as provided in Section 2.5(b), then on the next Interest Payment Date which is at least 30 days after notice to the holders of Trust Securities of the Company's election to adjust the annual interest rate on the Notes as a result of a Regulatory Event, each Note shall be converted into Depositary Shares with a liquidation preference equal to the principal amount of the Notes converted, plus, in cash, any accrued but unpaid interest on the Notes to the date of conversion, unless prior to such conversion the holder of the Trust Securities elects not to convert such Note (the "Retention Privilege"), in which event such holder shall be entitled to receive the Note.

Section 7.2.  Exercise of Retention Privilege.
              -------------------------------

     In order to exercise the Retention Privilege, if available, the Holder of any Note or right to receive any Note shall surrender Preferred Securities, duly endorsed or assigned to the Company or in blank, with a liquidation preference equal to the principal amount of Notes to be retained, accompanied by written notice to the Company and delivered to any office or agency of the Company maintained for that purpose, or if less than the entire principal amount of Notes to which such holder is entitled is to be retained, the portion thereof to be retained.

     Notes shall be deemed to be converted as of the date Notes are otherwise distributed to holders of Preferred Securities pursuant to a Dissolution Event as a result of a Regulatory Event, and at such time the rights of such Holder to Notes shall cease, and the Person or Persons entitled to receive the Depositary Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Depositary Shares at such time.

     In the case of any Note converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note of authorized denominations in aggregate principal amount to the unconverted portion of the principal amount of such Note.


                                  ARTICLE VIII
                                   Covenants

Section 8.1.  Listing on an Exchange.
              ----------------------

     If the Notes are to be issued as a Global Note in connection with the distribution of the Notes to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event and/or Depositary Shares are issued upon conversion as provided in Article VII, the Company will use its best efforts to list such Notes or Depositary Shares, as the case may be, on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed.

Section 8.2.  Notification of Regulatory Event.
              --------------------------------

     The Company shall promptly notify the Regular Trustees and the Trustee of the occurrence of a Regulatory Event.

Section 8.3    Limitation on Dividends; Transactions with Affiliates.
               -----------------------------------------------------

          (a)  If Notes are issued to the Trust or a trustee of the Trust and
     (i) there shall have occurred any event that would constitute an Event of Default or (ii) the Company shall be in default with respect of its payment or any other obligations under the Preferred Securities Guarantee, then (A) the Company shall not, and shall cause any subsidiary of the Company that is not a wholly owned subsidiary of the Company not to, declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock or the capital stock of any such subsidiary, and (B) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Notes, provided that the foregoing restriction in clause (A) does not apply to any stock dividends paid by the Company, or any of its subsidiaries, where the dividend stock is the same stock as that on which the dividend is being paid.

          (b) If Notes are issued to the Trust or a trustee of the Trust and the Company shall have given notice of its election to defer payments of interest on the Notes by extending the interest payment period as provided in Article IV hereof and such period, or any extension thereof, shall be continuing, then (A) the Company shall not, and shall cause any subsidiary of the Company that is not a wholly owned subsidiary of the Company not to, declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or the capital stock of any such subsidiary, and
     (B) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to the Notes, provided that the foregoing restriction in clause (A) does not apply to any stock dividends paid by the Company, or any of its subsidiaries, where the dividend stock is the same as that on which the dividend is being paid.

Section 8.4   Covenants as to the Trust.
              -------------------------

     For so long as such Trust Securities remain outstanding, the Company will (i) maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, and (ii) use its reasonable efforts to cause the Trust (A) to remain a statutory business trust, except in connection with a distribution of Notes as provided in the Declaration, the redemption of all of the Trust Securities or certain mergers, consolidations or amalgamations permitted by the Declaration, and (B) otherwise continue to be treated as a grantor trust for United States federal income tax purposes.


                                   ARTICLE IX
                               Events of Default

Section 9.1.  Events of Default.
              -----------------

     For the Notes only, a valid extension of the interest payment period in accordance with Article IV hereof shall not constitute a Default or Event of Default under Section 501(1) or (8) of the Indenture.

     For the Notes only, the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of the Notes to the holders of the Trust Securities in liquidation of the Trust, the redemption of all the Trust Securities, or mergers, consolidations or amalgamations, each as permitted by the Declaration, shall constitute an Event of Default.


                                   ARTICLE X
                                  Form of Note

Section 10.1. Form of Note.
              ------------

     The Notes and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                             (FORM OF FACE OF NOTE)

     (IF THE NOTE IS TO BE A GLOBAL NOTE, INSERT - This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Note is exchangeable for Global Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances. Every Note delivered upon registration of transfer of, or in exchange for, or in lieu of, this Global Security shall be a Global Security, subject to the foregoing, except in the limited circumstances described above.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (or to such other entity as is requested by an authorized representative of DTC) and any payment is made to Cede & Co. (or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.)

No.
   ------------------
$
 -----------------

CUSIP No.
         ----------------------

                       % SUBORDINATE DEFERRABLE INTEREST NOTE
                  -----
                                    DUE 2025

     Great Western Financial Corporation, a Delaware corporation (the "Company"), which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
               , or registered assigns, the principal sum of
---------------                                              --------------
Dollars on                  , 2025, (or on such later date before        , 2044,
           -----------------                                      -------
if the Company elects to extend the maturity date as further described herein),
and to pay interest on said principal sum from                , 1995, or from
                                               ---------------
the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30
and December 31 of each year commencing                  , 199__, at the rate of
                                        -----------------
     % per annum (or at    % per annum if the Company elects to reduce the
-----                   ---
interest rate per annum as further described herein) until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this
Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE NOTES ARE NO LONGER REPRESENTED
BY A GLOBAL NOTE -- which shall be the close of business of the      Business
                                                                ----
Day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is the Property Trustee, the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by the Property Trustee.

     The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated
     ---------------------

                              GREAT WESTERN FINANCIAL CORPORATION

                              By
                                ----------------------------------
                                    {                    }


Attest:


By
  --------------------------
      Secretary

                    (FORM OF CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Notes of the series of Notes described in the within-mentioned Indenture.



                                       HARRIS TRUST AND SAVINGS BANK,
                                       as Trustee



HARRIS TRUST AND SAVINGS BANK,
                                       ---------------------------------
as Trustee                       or    as Authentication Agent



By                                     By
  ------------------------------       --------------------------------
  Authorized Signatory                 Authorized Signatory



                           (FORM OF REVERSE OF NOTE)

          This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 12, 1990, as amended and supplemented by a First Supplemental Indenture dated as of April 30, 1993 and a Second Supplemental
Indenture dated as of                   , 1995, duly executed and delivered
                      ------------------
between the Company and Harris Trust and Savings Bank, as Trustee (the "Trustee") (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. By the terms of the Indenture, the Notes are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Notes is limited in aggregate principal amount as specified in said First Supplemental Indenture.

          The Company shall have the right to redeem this Note at the option of the Company, without premium or penalty, in whole or in part at any time on or
after                 , 2000 (a "Optional Redemption") or at any time in certain
      ----------------
circumstances upon the occurrence of a Tax Event, or in whole for a limited time as further described below, at the Company's election upon the occurrence of a Regulatory Redemption Event, at a redemption price equal to 100% of the principal amount plus any accrued but unpaid interest, to the date of such redemption (the "Redemption

Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Notes are only partially redeemed by the Company pursuant to an Optional Redemption, the Notes will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided that if, at the time of redemption, the Notes are registered as a Global Note, the Depositary shall determine by lot the principal amount of such Notes held by each Holder of Notes to be redeemed.

          Upon the occurrence of a Regulatory Event, the Company may elect to reduce the interest rate per annum on this Note by 50 basis points, effective for all periods on and after the date of distribution of this Note to holders of Trust Securities; provided, however, that if the Company has elected to defer payments of interest as set forth below, all deferred interest payments and accrued interest thereon shall be paid before the distribution of this Note to holders of Preferred Securities. If the interest rate per annum on this Note is reduced, on the date of the next Interest Payment Date which is at least 30 days after notice to the holders of Trust Securities of the Company's election to reduce the interest rate per annum on the Notes, this Note shall be converted into Depositary Shares of the Company with a liquidation preference equal to the principal amount of this Note, plus in cash any accrued but unpaid interest on this Note to the date of conversion, unless prior to such conversion the holder of this Note elects not to convert this Note, in whole or in part, in which event such holder shall be entitled to receive this Note or a new Note with a principal amount equal to the portion of this Note not converted. Depositary Shares have a liquidation preference of $25 per share, each representing a one-
tenth interest in a share of    % Cumulative Preferred Stock of the Company,
                             ---
$250 liquidation preference per share.

          In the event of a redemption or conversion of this Note in part only, a new Note for the unredeemed or unconverted portion thereof will be issued in the name of the Holder hereof upon cancellation hereof.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided,
                                                                --------
however, that no such supplemental
-------
indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Note so affected, or (ii) reduce the aforesaid percentage of Notes, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

          The Company shall have the right at any time during the term of the Notes from time to time to extend the interest payment period of such Notes to up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Notes to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

          Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

          The notes of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. This Global
Note is exchangeable for Notes in definitive form only under certain limited circumstances set forth in the Indenture. Notes of this series so issued are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof as provided in the Indenture and subject to certain limitations herein and therein set forth. Notes of this series so issued are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

          All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ARTICLE XI
                            Original Issue of Notes

Section 11.1.  Original Issue of Notes.
               -----------------------

          Notes in the aggregate principal amount of $        may, upon
                                                      -------
execution of this Second Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, its President, or one of its Vice Presidents and attested to by its Secretary or one of its Assistant Secretaries, without any further action by the Company.


                                  ARTICLE XII
                                 Miscellaneous

Section 12.1.  Ratification of Indenture.
               -------------------------

          The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 12.2.  Trustee Not Responsible for Recitals.
               ------------------------------------

          The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

Section 12.3.  Governing Law.
               -------------

          This Second Supplemental Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

Section 12.4.  Separability.
               ------------

          In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 12.5.  Counterparts.
               ------------

          This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 12.6.  Third Party Beneficiaries.
               -------------------------

          The holders of the Preferred Securities are each entitled to enforce and exercise the rights and remedies under the Indenture to the extent set forth in Section 5(b) of Exhibit A to the Delaration.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgements and as of the day and year first above written.

                                     GREAT WESTERN FINANCIAL CORPORATION


                                     By
                                       ---------------------------------

Attest:


----------------------------
      Secretary

                                     HARRIS TRUST AND SAVINGS BANK,
                                     as Trustee


                                     By
                                       ---------------------------------

Attest:


 ---------------------------
      Secretary